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                                                                     EXHIBIT 5.1

                       [Alston & Bird LLP -- Letterhead]

                              One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                 404-881-7000
                               Fax: 404-881-7777


Premiere Technologies, Inc.
3399 Peachtree Road, N.E.
The Lenox Building, Suite 400
Atlanta, Georgia  30326

     Re:  Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Premiere Technologies, Inc. (the "Company") in connection with the filing of the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to an aggregate of 980,392 shares of the Company's common stock, $.01 par value per share, (the "Shares") that may be issued by the Company upon the exercise of options granted pursuant to the 1991 Non-Qualified and Incentive Stock Option Plan of Voice-Tel Enterprises, Inc. ("VTE") and the 1991 Non-Qualified and Incentive Stock Option Plan of VTN, Inc. ("VTN") assumed by the Company in connection with the acquisitions of VTE and VTN and certain Stock Option Agreements by and between the Company and certain current or former employees of VTE. This opinion is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of Regulation S-K. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

     Based upon the foregoing, and having regard to legal considerations which we deem relevant, it is our opinion that the Shares covered by the Registration Statement will, when issued and delivered, be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                              Sincerely,

                              ALSTON & BIRD LLP


                              By:  /s/ Jeffrey A. Allred
                                 -----------------------
                                  Jeffrey A. Allred


[AD971420.188]

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